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 Parents and Subsidiaries                                            Exhibit 21
--------------------------                                           -----------

The voting securities of the subsidiaries below are in each case owned by Forest
City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented.
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

                                                        Percentage of
                                                      Voting Securities
                                                           Owned By                    State of
         Name of Subsidiary                           Immediate Parent              Incorporation
         ------------------                           ----------------              -------------

   Forest City Rental Properties Corporation                 100                        Ohio
       Forest City Commercial Group, Inc.                    100                        Ohio
           Central Station Limited Partnership               100                        Illinois
           Temecula Power Center LLC                         100                        Ohio
       Forest City Residential Group, Inc.                   100                        Ohio
   Forest City Trading Group, Inc.                           100                        Oregon
   Sunrise Development Company                               100                        Ohio
          Sunrise Land Company                               100                        Ohio
             FC Granite, Inc.                                100                        Ohio